       As filed with the Securities and Exchange Commission on September 6, 2002
                                               Registration No. 333-____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              RADVIEW SOFTWARE LTD.
             (Exact Name of Registrant as Specified in Its Charter)

            ISRAEL                                         NOT APPLICABLE
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
Incorporation or Organization)                                 Number)

                          7 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803
          (Address, including zip code, of principal executive offices)

               RADVIEW SOFTWARE LTD. EMPLOYEE SHARE PURCHASE PLAN
                            (Full Title of the Plan)


                                BRIAN E. LECLAIR
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              RADVIEW SOFTWARE LTD.
                          7 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 238-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


       Copies of all communications, including all communications sent to the agent for service, should be sent to:


     NEIL GOLD, ESQ.                              GALAI SHARIR, ADV.
FULBRIGHT & JAWORSKI L.L.P.             SHARIR, SHIV, FRIEDMAN & CO. LAW OFFICES
    666 FIFTH AVENUE                            72 PINHAS ROSEN STREET0
 NEW YORK, NEW YORK 10103                        TEL AVIV, ISRAEL 69512
     (212) 318-3000                                (972-3) 644-0105
FACSIMILE: (212) 318-3400                     FACSIMILE: (972-3) 644-0106


                                                      CALCULATION OF REGISTRATION FEE
========================= ======================= ======================= =================== ================
                                                     Proposed maximum      Proposed maximum
   Title of securities          Amount to be        offering price per    aggregate offering      Amount of
    to be registered           registered (1)           share (2)              price          registration fee
========================= ======================= ===================== ===================== ================
Ordinary Shares, NIS 0.01    1,500,000 Ordinary
Nominal Value Per Share            Shares                $0.3105              $465,750             $42.85
========================= ======================= ===================== ===================== ================

(1) Plus such additional indeterminable number of shares as may be required pursuant to the RadView Software Ltd. Employee Share Purchase Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the ordinary shares.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, such computation is based on $0.3105 per share (the average of the high and the low prices of the registrant's ordinary shares as reported on the Nasdaq SmallCap Market on August 30, 2002).

--------------------------------------------------------------------------------

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the RadView Software Ltd. Employee Share Purchase Plan adopted by RadView Software Ltd. (the "Company" or the "Registrant") and are not being filed with or included in this Form S-8.

     The Company has received from the Securities Authority of the State of Israel an exemption from Israel's prospectus delivery requirements applicable to this offering. Nothing in such exemption shall be construed as authenticating the matters contained or incorporated by reference into this Registration Statement or as an approval of their reliability or adequacy or as an expression of opinion as to the quality of the securities offered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by RadView Software Ltd. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended on Form 10-K/A.

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

     (iv) The description of the Company's Ordinary Shares contained in its Registration Statement on Form 8-A (File No. 000-31151) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on July 25, 2000, including any amendment or report filed for the purpose of updating such description.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO
                          THIS REGISTRATION STATEMENT

     Our independent auditors, Luboshitz Kasierer ("Luboshitz"), were a foreign affiliate of Arthur Andersen LLP ("Andersen"). After reasonable effort, we have been unable to obtain the consent of Andersen for the incorporation by reference of the report dated February 6, 2002, included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file this Registration Statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Luboshitz or Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen incorporated by reference herein or any omissions to state a material fact required to be stated therein.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Association provide that, to the extent permitted by the Israeli Companies Law 5759-1999 (the "Law") the Company may indemnify its office holders for liability or expense incurred by an office holder as a result of an act done by him in his capacity as an office holder, as follows:

     (i) Financial liability imposed on him in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court; and

     (ii) Reasonable litigation expenses, including attorney's fees, expended by an office holder or charged to him by a court, in proceedings filed against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, or in a criminal charge of which he was convicted of a crime which does not require a finding of criminal intent.

     The Law and the Company's Articles of Association provide that, subject to certain limitations, the Company may undertake in advance to indemnify its office holders.

     The Company's Articles of Association provide that, to the extent permitted by the Law, the Company may enter into a contract for the insurance of the liability of its office holders in respect of a liability imposed on an office holder as a result of an act done by him in his capacity as an office holder, including the following:

     (i)   a breach of his duty of care to the Company or to another person;

     (ii) a breach of his duty of loyalty to the Company, provided that he acted in good faith and had reasonable grounds to assume that his act would not harm the Company; or

     (iii) financial liability imposed upon him in favor of another person.

     These provisions are specifically limited in their scope by the Law, which provides that a company may not indemnify or procure insurance for the liability of an office holder for:

     (i) a breach of the duty of loyalty, unless the office holder acted in good faith and had reasonable grounds to assume that the action would not harm the company;

     (ii)  an intentional or reckless breach of the duty of care;

     (iii) an act done with the intent to unlawfully realize personal gain; or

     (iv)  a criminal fine or penalty imposed on the office holder.

     In addition, the Company's Articles of Association provide that, to the extent permitted by the Law, the Company may release an office holder, in advance, from liability, in whole or in part, for damages resulting from a breach of his duty of care to the Company.

     The Company has agreed to indemnify its office holders to the fullest extent permitted under the Law. In June 2000, the Company procured liability insurance in the amount of $5,000,000, insuring its directors and offices in connection with their service to the Company.

     In July 2000, the Company undertook to indemnify, subject to the provisions of the Law, its office holders, for liability or expense incurred thereby in connection with certain claims, specified in the arrangement, related to an action or inaction on the part of the office holder while serving in such capacity. The indemnity of any such claim will not exceed a specified maximum amount. In addition, this arrangement includes an exemption and release of our office holders from any liability related to any breach by an office holder of said officer's duty of care to the Company, to the maximum extent permitted by the Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

5.1 Opinion of Sharir, Shiv, Friedman and Co., Law Offices, as to the legality of shares being registered.

23.1 Consent of Sharir, Shiv, Friedman and Co., Law Offices (included in opinion of counsel filed as Exhibit 5.1).

24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts on the 5th day of September, 2002.

                                       RADVIEW SOFTWARE LTD.

                                       By: /S/ BRIAN E. LECLAIR
                                          -------------------------------------
                                          Brian E. LeClair
                                          Vice President and Chief
                                          Financial Officer


                              --------------------

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ilan Kinreich and Brian E. LeClair or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                         TITLE                                 DATE
           ---------                                         -----                                 ----
/S/ ILAN KINREICH                           Chief Executive Officer (principal executive       September 5, 2002
------------------------------------        officer)
Ilan Kinreich

/S/ BRIAN E. LECLAIR                        Chief Financial Officer                            September 5, 2002
------------------------------------        (principal financial and accounting officer)
Brian E. LeClair

/S/ SHAI BEILIS                             Chairman of the Board of Directors                 September 5, 2002
------------------------------------
Shai Beilis

/S/ ROBERT STEINKRAUSS                      Director                                           September 5, 2002
------------------------------------
Robert Steinkrauss

/S/ WILLIAM J. GEARY                        Director                                           September 5, 2002
------------------------------------
William J. Geary

/S/ KATHLEEN A. COTE                        Director                                           September 5, 2002
------------------------------------
Kathleen A. Cote

                                INDEX TO EXHIBITS


Exhibit
NO.               DESCRIPTION

5.1 Opinion of Sharir, Shiv, Friedman and Co. Law Offices, as to the legality of shares being registered.

23.1 Consent of Sharir, Shiv, Friedman and Co. Law Offices (included in opinion of counsel filed as Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).